Exhibit 10.2

UNIVERSAL HEALTH SERVICES, INC.

2010 EXECUTIVE INCENTIVE PLAN

1. Purpose. The purpose of the 2010 Executive Incentive Plan (the “Plan”) is to foster the ability of Universal Health Services, Inc., a Delaware corporation (the “Company”), and its affiliates to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its affiliates through the payment of performance-based incentive compensation.

2. Administration. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”), provided that all of said designated directors qualify as “outside directors” (within the meaning of Treas. Reg. Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret, construe and apply the provisions of the Plan and to take such action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

3. Eligibility. Annual incentive compensation may be awarded under the Plan to any person who is a member of the senior management of the Company and to other executive officers of the Company or an affiliate. Subject to the provisions hereof, the Committee will select the persons to whom incentive compensation may be awarded for any calendar year and will fix the terms and conditions of each such award.

4. Annual Performance Bonus. The amount of a participant’s incentive award for a calendar year will be based upon the participant’s target bonus amount and the extent to which the performance goal(s) applicable to the participant are achieved, all as described in (a) through (c) below, subject to the limitation in (e) below.

(a) Target Bonus Amount. For each calendar year, a participant’s target bonus amount will be equal to a fixed percentage of the participant’s annual base salary. The applicable percentage will be determined by the Committee on a participant-by-participant and year-by-year basis.

(b) Performance Goals. For each calendar year, the Committee shall establish performance goals for each participant, using such business criteria and other measures of performance as it may deem appropriate;

provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish objective performance goals based upon one or more of the following business criteria: (i) attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits; (iii) attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations; (vi) attainment of certain target levels of, or a specified increase in return on capital or return on invested capital; (vii) attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

(viii) attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; and/or (ix) attainment of certain target levels in the fair market value of the shares of the Company’s Class B Common Stock, par value $.01 (the “Common Stock”) or growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. As to any participant or class of participants, the performance goals may be based upon one or more of such permissible criteria and may be based upon the performance of the Company, on a consolidated basis, the individual participant or class of participants, a regional, local or divisional unit of the Company, one or more subsidiaries or other affiliates of the Company or a combination thereof, either on an absolute basis or relative to an index or peer-group. Performance goals may be determined without regard to, or adjusted to reflect, items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, provided that, in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such determination or adjustment is permitted under Section 162(m) of the Code.

(c) Performance Factor. For each calendar year, the Committee will establish a performance factor or a range of performance factors (“performance factors”) for each participant, based on varying levels of attainment of the performance goals for the year. The performance factor(s) will be used to determine the portion, if any, of the participant’s target bonus amount that is earned for the year. The performance factors may be expressed in a performance matrix established by the Committee. If the target level performance goals for a year are achieved (but not exceeded), the participant will be entitled to in incentive bonus for the year equal to 100% of the participant’s target bonus amount. The Committee may establish higher or lower percentage factors for levels of performance that are more or less than the target levels. If the minimum level of performance for a year is not achieved, then the participant’s performance factor will be zero and no incentive compensation will be payable to participant for the year.

(d) Preestablished Goals. In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Committee no later than 90 days after the commencement of that year.

(e) Limitation on Amount of Incentive Awards. Notwithstanding anything to the contrary contained herein, the maximum incentive award which any participant may earn hereunder for any calendar year shall not exceed $5 million.

5. Calculation and Payment of Performance Bonus. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Committee shall determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and shall certify in writing prior to payment that the performance goals for the year were in fact satisfied. A participant’s incentive award for a calendar year will be paid to the participant at such time as the Committee determines, but in no event later than 2    1/2 months following the end of the applicable calendar year. Notwithstanding the preceding sentence, the Committee may establish an arrangement, separate and apart from the Plan, pursuant to which payment of all or a portion of a participant’s incentive award for a calendar year will or must be deferred. It is intended that any such arrangement will comply with the requirements of Section 409A of the Code. Unless the Committee determines otherwise, no incentive award will be payable to a participant with respect to a calendar year if the participant’s employment with the Company and its affiliates terminates at any time prior to the payment thereof.

6. Amendment or Termination. The Board may amend or terminate the Plan at any time.

7. Effective Date of Plan; Stockholder Approval Conditions. The Plan will become effective as of the date of the 2010 annual meeting of the Company’s stockholders, subject to approval by the stockholders at such meeting. The Board may re-submit the performance goals contained in this Section 4 for shareholder approval from time to time in order to satisfy the shareholder approval conditions of Section 162(m) of the Code, it being understood that, under current law, such re-submission would first be required to be made at the first meeting of stockholders of the Company (or any adjournment or postponement thereof) in 2015.

8. Governing Law. The Plan and each award made under the Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law. In the case of an annual incentive compensation award that is intended constitute “performance-based compensation” under Section 162(m) of the Code, the terms and conditions of the Plan and of such award shall be interpreted and construed accordingly. The Plan is not intended to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and will be interpreted and construed accordingly.

9. No Rights Conferred. Nothing contained herein will be deemed to give any person any right to receive an incentive compensation award under the Plan or to be retained in the employ or service of the Company or any affiliate or interfere with the right of the Company or any affiliate to terminate the employment or other service of any person for any reason.

10. Decisions of the Committee to be Final. Any decision or determination made by the Committee shall be final, binding and conclusive on all persons.